                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)  October 16, 1996


                         Borland International, Inc.
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             (Exact name of registrant as specified in charter)


       Delaware                     33-80946                 94-2895440
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(State or other jurisdiction      (Commission              (IRS Employer
 of incorporation)                File Number)           Identification No.)

   100 Borland Way, Scotts Valley, California             95066-3249
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(Address of principal executive offices)                  (Zip Code)


     Registrant's telephone number, including area code   (408) 431-1000
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                               Not applicable
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On October 16, 1996, Borland International, Inc. ("Borland") announced that it expected to report a loss for the quarter ending September 30, 1996 of between $.32 and $.36 per share on revenues of approximately $36 million. Concurrently, Borland announced a series of actions designed to reduce costs and improve responsiveness to customers. Such actions include, but are not limited to, cost and headcount reductions and the realignment of certain operating functions.

     On October 21, 1996, Borland and Corel Corporation ("Corel") entered into a license agreement (the "License Agreement") whereby Borland granted to Corel additional license rights with respect to Borland's Paradox database product line. Under the terms of the License Agreement, Corel is licensing the Paradox source code from Borland and will assume primary responsibility for development, marketing, sales and support for the Paradox family of products worldwide. Borland will continue development of the Borland Database Engine, a technology shared between Paradox and other Borland products, and will continue to sell stand-alone versions of Paradox through October 21, 1997. Given the competitiveness and uncertainties in the desktop database market, there can be no assurance that Borland's arrangements with Corel will not result in a reduction of the net profit margin contributed to Borland by the Paradox product line. In addition, there can be no assurance that the decision to transfer primary development, marketing, sales and support to Corel will not result in adverse customer reactions, adverse impacts on sales of other Borland products or other adverse effects.

     On October 24, 1996, Borland announced second quarter results for the period ended September 30, 1996 that were consistent with the range of preliminary results released on October 16, 1996. Second quarter revenues were $36.4 million, compared with revenues of $51.3 million for the second fiscal quarter of the prior year. The net loss for the quarter was $9.8 million or $.31 per share, compared with net income of $2.6 million or $.08 per share in the second quarter a year ago. Total operating expenses for the quarter were $41.4 million compared to $40.8 million for the same quarter of the previous year. The net loss for the six months ended September 30, 1996, was $23.9 million or $.76 per share on revenues of $70.9 million compared to net income of $5.5 million or $.18 per share on revenues of $105.1 million for the prior fiscal year.

     Although Borland has taken certain actions, and intends to take additional actions, designed to restructure its business with the objective of returning to profitability and increasing stockholder value, there is no assurance that such actions will be successful. Borland expects to continue to experience operating losses, at least through the fiscal year ending March 31, 1997. Among other matters, Borland's ability to regain profitability will be substantially dependent upon its ability to successfully complete and introduce new products, to successfully integrate Open Environment Corporation and to stem the recent losses of management and other key personnel. There can be no assurance that Borland will be able to successfully accomplish the foregoing or to regain profitability in future periods.

     In recent months, Borland has experienced significant changes in management and other key personnel. In particular, Borland has announced the resignation of its President and Chief Executive Officer, its Senior Vice President for Research and Development and its Chief Financial Officer. To date, Borland has only replaced the Chief Financial Officer. In certain cases, management and other key personnel have been lured away by competitors who have offered very substantial signing bonuses and compensation packages which would be very difficult for Borland to match. There can be no assurance that Borland will not be subject to further losses of management and other key personnel. In addition, Borland may be required to substantially increase the compensation, stock options or other benefits offered to employees in order to attract or retain management and other key personnel. The loss of management and other key personnel, and the delays which may be experienced in recruiting new management and other personnel as well as the additional costs which may be incurred in retaining or attracting new personnel, may have a material adverse affect on Borland, the timing or quality of its product launches and its operating results. In particular, the disruptions inherent in such a situation are particularly problematic for a company which has experienced the types of problems which Borland has recently faced.

     A pending initiative on the November 1996 California ballot would, if passed by voters and upheld against potential court challenges, subject corporations and their directors and officers to increased risk of suit and may prohibit corporations from indemnifying officers and directors and expose directors and officers of corporations to increased risk of personal liability. Proposition 211, if passed and upheld, could increase litigation expenses and the cost of related insurance and adversely affect the financial position and results of operations of Borland. In addition, the increased risk of personal liability could interfere with the ability of Borland to attract and retain directors and officers, which in turn could adversely affect the company's competitive position.

     This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual future results may differ materially. Readers are referred to the documents filed by Borland with the Securities and Exchange Commission, specifically the most recent reports on Form 10-K, 10-Q and 8-K and its Registration Statement on Form S-4 relating to the pending acquisition of Open Environment Corporation, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

ITEM 7.  EXHIBITS.

     (a) Financial statements of business acquired.

            Not applicable.

     (b) Pro forma financial information.

            Not applicable.

     (c) Exhibits.

        Exhibit No.        Description
        ----------         -----------

        99.1                Press Release of Borland dated October 16, 1996.

        99.2                Joint Press Release of Borland and Corel dated
                            October 21, 1996.

        99.3                Press Release of Borland dated October 24, 1996.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      BORLAND INTERNATIONAL, INC.



     Date:  October 31, 1996          By:  /s/ Paul W. Emery, II
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                                           Paul W. Emery, II
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                                EXHIBIT INDEX

                                                                   Sequentially
 Exhibit No.                       Description                     Numbered Page
------------                       -----------                     -------------
     99.1        Press Release of Borland dated October 16, 1996.

     99.2        Joint Press Release of Borland and Corel dated
                 October 21, 1996.

     99.3        Press Release of Borland dated October 24, 1996.
